                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              EDMARK CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[EDMARK LOGO]

6727 185th Ave. NE - P.O. Box 97021
Redmond, WA 98073-9721
206.556.8400 - 800.426.0856

September 11, 1996


Dear Shareholder,

The Board of Directors and Management of Edmark Corporation cordially invite you to attend the Annual Meeting of Shareholders. The meeting will be held on Wednesday, October 23, 1996, at 2:00 p.m. at the Woodmark Hotel (Lake Washington
Room), 1200 Carillon Point, Kirkland, Washington. Directions are included on the front inside cover of this Proxy Statement.

In addition to electing directors and ratifying the Company's appointment of auditors, there will also be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a Shareholder. Your copy of the Annual Report for the 1996 fiscal year is enclosed.

YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed Proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a Proxy.


Sincerely,

/s/ Sally G. Narodick



Sally G. Narodick
Chairman and Chief Executive Officer

                            DIRECTIONS ON NEXT PAGE.

                        DIRECTIONS TO THE WOODMARK HOTEL


                                   [GRAPHIC]


From Sea-Tac International Airport or Portland: Take I-5 north to Highway 405. Continue north to Highway 520. Take Highway 520 west toward Seattle, Exit 14. Merge right onto 108th Avenue. Turn left onto Northup Way. Turn right onto Lake Washington Boulevard N.E. From Lake Washington Boulevard N.E., continue to second stoplight (Lakeview Drive). Turn left into Carillon Point. Continue down the double drive. The hotel is on the right.

From Bellevue: Take Bellevue Way north. Continue onto Lake Washington Boulevard N.E. From Lake Washington Boulevard N.E., continue to second stoplight (Lakeview Drive). Turn left into Carillon Point. Continue down the double drive. The hotel is on the right.

From Seattle: Take Highway 520 east to Kirkland, exit Highway 908 east. Turn north onto Lake Washington Boulevard N.E. From Lake Washington Boulevard N.E., continue to second stoplight (Lakeview Drive). Turn left into Carillon Point. Continue down the double drive. The hotel is on the right.

Two hours of free parking are available in the parking lot in the Carillon Point complex.

                                 [EDMARK LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, OCTOBER 23, 1996


TO THE SHAREHOLDERS OF
EDMARK CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of Edmark Corporation (the "Company") will be held on Wednesday, October 23, 1996, at 2:00 p.m. at the Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington, for the following purposes:

      1. To elect nine directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified;

      2. To ratify the appointment of independent auditors for the Company; and

      3. To transact any other business which may properly come before the meeting or any adjournment thereof.

Holders of Common Stock at the close of business on August 30, 1996, are entitled to notice of, and to vote at, the meeting. Shareholders are cordially invited to attend the meeting in person.

By Order of the Board of Directors,


/s/ Paul N. Bialek

Paul N. Bialek
Secretary

EDMARK CORPORATION
6727 - 185th Avenue N.E.
Redmond, Washington 98052

September 11, 1996

IMPORTANT: Please fill in, date, sign and return the enclosed Proxy in the postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your Proxy.


                              Proxy Statement - 1

                                 [EDMARK LOGO]

                               Edmark Corporation

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

The enclosed Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on October 23, 1996, and at any adjournment or adjournments thereof (the "Annual Meeting"). The Company first mailed this Proxy Statement to Shareholders on or about September 11, 1996.

RECORD DATE AND OUTSTANDING SHARES

Only Shareholders of record on the books of the Company at the close of business on August 30, 1996, will be entitled to notice of, and to vote at, the Annual Meeting. On that date there were issued and outstanding 6,626,672 shares of Common Stock.

SOLICITATION AND REVOCABILITY OF PROXIES

Proxies may be solicited by officers, directors and regular supervisory employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies will be paid by the Company.

Any Shareholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's executive offices, either a written revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the Annual Meeting will not revoke a Shareholder's proxy unless the Shareholder votes in person.

QUORUM AND VOTING

Under Washington law and the Company's Articles of Incorporation, a quorum consisting of a majority of the shares eligible to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. Generally, action on any matter, other than the election of directors, is approved if the votes cast in favor of the action exceed the votes cast against it. Abstention from voting or nonvoting by brokers will have no effect since such actions do not represent votes cast by Shareholders. In any election of directors, the nominees elected are the nine individuals receiving the greatest number of votes cast by the shares entitled to vote. Any action other than a vote for a nominee will have the effect of voting against the nominee.

If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions given. In the absence of instructions to the contrary, the shares will be voted in accordance with the Board of Directors' recommendations. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders.


                              Proxy Statement - 2

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 30, 1996, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) certain of the Company's executive officers and (iv) all directors and executive officers as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power.

                                                               Shares         Percentage
                                                            Beneficially          of
             Name                                               Owned            Class
- ------------------------------------------                  ------------      ----------
FMR Corp.(1)                                                    689,250          10.4%
    82 Devonshire Street
    Boston, MA  02109
Douglas J. Mackenzie(2)                                         450,852           6.8%
    Kleiner Perkins Caufield & Byers
    2750 Sand Hill Road
    Menlo Park, CA 94025
Frances M. Conley(3)                                            409,500           6.2%
    Roanoke Investors' Limited Partnership
    c/o Roanoke Capital, Ltd.
    1111 Third Avenue, Suite 2220
    Seattle, WA 98101
Richard S. Thorp(4)                                             383,987           5.8%
    c/o Supertronix, Inc.
    14624 - 4th South
    Seattle, WA 98168
Keystone Investment Management Company(5)                       375,000           5.7%
    200 Berkeley Street
    Boston, MA  02116
Sally G. Narodick(6)                                            240,346           3.5%
Donna G. Stanger(7)                                              99,750           1.5%
W. Hunter Simpson(8)                                             41,360              *
Timothy Mott(9)                                                  40,377              *
Daniel P. Vetras(10)                                             31,125              *
Paul N. Bialek(11)                                               28,500              *
Harvey N. Gillis(12)                                             17,000              *
Allen D. Glenn(13)                                                9,900              *
Allan Epstein(14)                                                 9,500              *
All directors and executive officers
    as a group (13 persons)(15)                               1,802,946          25.4%
- ----------

            *  Less than 1%.

(1) Based on Schedule 13 G filed by FMR Corp. with the SEC and dated June 7, 1996, FMR beneficially owns (a) through its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), as advisor to certain investment companies, 272,050 shares of the Company's Common Stock as to which FMR has dispositive but not voting power, and (b) through another controlled entity, Fidelity Management Trust Company ("FMTC"), as a managing agent, 417,200 shares of the Company's Common Stock as to which FMR has dispositive and voting power.

                              Proxy Statement - 3

(2) Includes 387,566 shares of Common Stock held by Kleiner Perkins Caufield & Byers VI, L.P. ("KPCB") and 59,454 shares of Common Stock held by KPCB VI Founders Fund, L.P. ("Founders"). The general partner of both KPCB and Founders is KPCB VI Associates, L.P. ("Associates"). Mr. Mackenzie, a director of the Company, has dispositive and voting power over the shares of Company Common Stock held by KPCB and Founders pursuant to consent resolutions adopted by Associates on November 13, 1995. Mr. Mackenzie disclaims beneficial ownership of the shares that exceed his pro rata interest in KPCB and Founders. Also includes 2,000 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.

(3) Includes 396,000 shares held of record by Roanoke Investors' Limited Partnership ("Roanoke"). Ms. Conley, a director of the Company, is a shareholder, director and principal of Roanoke Capital, Ltd. ("Roanoke Capital"), the general partner of Roanoke. The only other shareholder, director and principal of Roanoke Capital is Gerald R. Conley, Ms. Conley's husband. Ms. Conley disclaims beneficial ownership of these shares that exceed Roanoke Capital's interest in Roanoke. Also includes 2,000 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.

(4) Includes 500 shares held by Mr. Thorp's wife. Mr. Thorp disclaims beneficial ownership of those shares. Also includes 2,000 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.

(5) Based on Schedule 13 G filed by Keystone Investment Management Company ("Keystone") with the SEC and dated February 14, 1996, certain Keystone investment managers are considered beneficial owners in the aggregate of 375,000 shares of the Company's Common Stock.

(6) Includes 230,625 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.

(7) Includes 3,000 shares held by Ms. Stanger's children. Ms. Stanger disclaims beneficial ownership of those shares. Also includes 93,750 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.

(8) Includes 3,000 shares held by Mr. Simpson's wife. Mr. Simpson disclaims beneficial ownership of those shares. Also includes 17,000 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.

(9) All of these shares are held of record by Ironwood Capital ("Ironwood"). Mr. Mott, a director of the Company, is a general partner of Ironwood. Mr. Mott disclaims beneficial ownership of the shares that exceed his pro rata interest in Ironwood. Also includes 2,000 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.

(10) Represents 31,125 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.

(11) Represents 28,500 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.

(12) Includes 5,750 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.

(13) Includes 8,000 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.

(14) Represents 9,500 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.

(15) Includes 473,000 shares issuable upon exercise of options exercisable within 60 days of August 30, 1996.


                              Proxy Statement - 4

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely on its review of copies of reports made pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and written representations that no other reports were required, the Company believes that during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and 10 percent shareholders were satisfied except that one report was filed late by Douglas J. Mackenzie, a director of the Company.


                        EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:

                     Name                  Age                    Position
                     ----                  ---                    --------
            Sally G. Narodick               51       Chairman and Chief Executive Officer
            Paul N. Bialek                  36       Vice President -- Finance and Administration,
                                                     Chief Financial Officer, Treasurer and Secretary
            John R. Moore                   46       Vice President -- Operations
            Donna G. Stanger                53       Vice President -- Product Development
            Daniel P. Vetras                37       Vice President -- Consumer Sales


                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Mr. Bialek has been Vice President -- Finance and Administration and Chief Financial Officer since March 1995. From September 1993 to March 1995, he served as the Company's Director of Finance and Administration. Mr. Bialek also has been the Company's Treasurer since September 1993, and Secretary since March 1994. For the eleven years prior to joining the Company in September 1993, he was with KPMG Peat Marwick LLP, an international public accounting firm. He has a bachelor's degree in business administration from Seattle University and is a Certified Public Accountant.

Mr. Moore has been Vice President -- Operations of the Company since June 1991. He has been with the Company since 1978 and has worked in all phases of the production, assembly and shipping segments of the Company's business.

Ms. Stanger has been Vice President -- Product Development of the Company since November 1991. Prior to that she spent eight years at Sunburst Communications, an educational software publisher, where she managed a product development team focusing on the kindergarten through fifth grade market. She has a master's degree in education from the University of Minnesota, a bachelor's degree in education from Florida State University and 20 years of teaching experience.

Mr. Vetras has been Vice President -- Consumer Sales of the Company since October 1993. From 1992 to July 1993, he was director for North American sales at Traveling Software, Inc., and from 1985 to 1992, he was with Lotus Development Corporation in a variety of sales management positions. He has a bachelor's degree in political science from American International College.

There are no family relationships among the executive officers of the Company. The executive officers serve at the discretion the Board of Directors.


                              Proxy Statement - 5

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the compensation paid or accrued for the fiscal years ended June 30, 1996, 1995 and 1994, to the Company's Chairman and Chief Executive Officer and the other executive officers of the Company who received compensation of at least $100,000 for services rendered to the Company in all capacities during the 1996 fiscal year (the "Named Executive Officers").

                                                                                    Long-Term
                                                                                  Compensation
                                                                                     Awards
                                                                                  ------------
                                                       Annual Compensation           Shares          All Other
                                       Fiscal       --------------------------      Underlying      Compensation
   Name and Principal Position          Year        Salary($)      Bonus($)(1)      Options(#)           ($)
   ---------------------------         ------       ---------      -----------    ------------      ------------
Sally G. Narodick (2)                   1996         $220,000          -0-              -0-            $4,800
   Chairman and Chief Executive         1995         $200,000        $100,000          37,500          $4,800
   Officer                              1994         $135,000          -0-             15,000          $4,800
Paul N. Bialek(3)                       1996         $100,000          -0-             30,000           -0-
   Vice President -- Finance and        1995          $86,875         $43,438          30,000           -0-
   Administration, Chief Financial      1994          $51,917          $7,500          37,500           -0-
   Officer, Treasurer and Secretary
Judith G. Meleliat(4)                   1996         $102,405          -0-            160,000        $112,500
   Vice President -- Marketing
Donna G. Stanger                        1996         $175,000          -0-              -0-             -0-
   Vice President -- Product            1995         $150,000         $75,000          52,500           -0-
   Development                          1994         $110,000         $30,000          67,500           -0-
Daniel P. Vetras(5)                     1996         $125,000         $62,593          30,000           -0-
   Vice President  -- Consumer Sales    1995          $94,167         $47,084           -0-             -0-
                                        1994          $55,487         $16,385          67,500           -0-

- ----------

(1) The Compensation Committee of the Company's Board of Directors adopts a Management Incentive Award Program for certain key employees each year. That program establishes several performance targets and a cash bonus pool based on a percentage of the aggregate officer base salaries. All of the Named Executive Officers were eligible for bonuses under that program.

(2)    All Other Compensation represents an automobile allowance.

(3)    Mr. Bialek joined the Company in September 1993.

(4) Ms. Meleliat joined the Company in August 1995, and resigned from the Company in May 1996. All Other Compensation represents severance.

(5)    Mr. Vetras joined the Company in October 1993.



                              Proxy Statement - 6

OPTION GRANTS IN FISCAL YEAR 1996

The following table sets forth certain information with respect to stock options granted during the 1996 fiscal year to the Named Executive Officers.

                                           Individual Grants                           Potential Realizable
                       ------------------------------------------------------             Value at Assumed
                         Number of       Percent of                                    Annual Rates of Stock
                         Securities     Total Options                                 Price Appreciation For
                          Underlying     Granted to      Exercise                         Option Term(2)
                       Options Granted  Employees in       Price    Expiration     ---------------------------------
         Name              (#)(1)        Fiscal Year      ($/Sh)       Date          0% ($)    5% ($)      10% ($)
         ----          ---------------  -------------    --------   ----------       ------    ------      -------
Sally G. Narodick             -0-            N/A            N/A          N/A       N/A          N/A          N/A
Paul N. Bialek              30,000          6.4%          $25.75      3/11/06      -0-       $485,821    $1,231,166
Judith G. Meleliat(3)       90,000         19.1%          $39.50      8/17/05      -0-     $2,235,720    $5,665,754
                            30,000          6.4%          $29.50     12/19/05      -0-       $556,572    $1,410,462
                            40,000          8.5%          $22.50      3/22/06      -0-       $566,005    $1,434,368
Donna G. Stanger              -0-            N/A            N/A           N/A      N/A          N/A          N/A
Daniel P. Vetras            30,000          6.4%          $29.50     12/19/05      -0-       $556,572    $1,410,462

- ---------------

(1) The options listed were granted under the Company's Stock Option Plan. The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of grant as determined by the Compensation Committee of the Company's Board of Directors and vest ratably over four years from the date of grant. To the extent not already vested, the options generally become fully vested and exercisable upon a change in control of the Company. The options have ten year terms.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rate of stock price appreciation are mandated by the rules of the Securities and Exchange Commission. None of the assumed rates of stock price appreciation represent the Company's estimate or projection of the future price of the Company's Common Stock.

(3) The options listed were not vested and expired on May 22, 1996, the date of Ms. Meleliat's termination of employment with the Company.


                              Proxy Statement - 7

OPTION EXERCISES IN FISCAL YEAR 1996 AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information concerning option exercises by the Named Executive Officers during the 1996 fiscal year. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 1996. Also reported are the values for "in-the-money" options, which values represent the positive spread between the exercise prices of those existing stock options and the fair market value of the Company's Common Stock as of June 30, 1996.

                                                                                            Value of Unexercised
                                                         Number of Securities Underlying        In-the-Money
                           Number of                         Unexercised Options at              Options at
                            Shares                             Fiscal Year End(#)          Fiscal Year End($)(1)
                         Acquired on      Dollar Value   ------------------------------  ---------------------------
         Name            Exercise(#)      Realized($)    Exercisable      Unexercisable  Exercisable   Unexercisable
         ----            -----------      -----------    -----------      -------------  -----------   -------------
Sally G. Narodick             -0-               N/A         226,875        35,625         $3,876,994      $105,094
Paul N. Bialek               9,000           $261,720        17,250        71,250           $186,300      $417,150
Judith G. Meleliat            -0-              N/A            -0-            -0-              -0-           -0-
Donna G. Stanger            37,500         $1,254,863        76,875        73,125         $1,114,088      $950,400
Daniel P. Vetras            10,500           $279,885        14,250        63,750           $194,798      $461,363
- ------------------


(1) These values represent the number of shares subject to in-the-money options multiplied by the difference between the closing bid price of the Company's Common Stock on June 30, 1996 ($20.00 per share), and the exercise price.


                              Proxy Statement - 8

                          COMPENSATION COMMITTEE REPORT
                        ON EXECUTIVE OFFICER COMPENSATION

The Compensation Committee is comprised of four nonemployee directors. The Committee is responsible for recommending to the Board of Directors compensation levels for the Chairman and Chief Executive Officer and for reviewing and approving compensation recommendations made by the Chief Executive Officer for all other officers, including the Vice Presidents named in the Summary Compensation Table.

Compensation Policy. The Company's overall compensation policy is to provide competitive and incentive based compensation keyed to both individual and Company performance. In carrying out this policy, the Committee considers current corporate performance, the potential for future performance gains, whether Shareholder value has been or will be enhanced, and competitive market conditions for executives. Those factors are evaluated and considered for each officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. The Company's compensation package for its officers includes both short-term and long-term features in the form of base salary, variable compensation keyed to Company performance and stock options which are granted at the discretion of the Committee. Base salary and variable compensation award targets for executive officers are determined at the beginning of the fiscal year, and individual variable compensation awards are made after the fiscal year based on performance for the prior year.

Base Salary is targeted within the competitive range for executives in similar positions at local, regional and national software companies having similar revenues and numbers of employees. The Committee also considers the compensation levels paid by direct competitors in the early childhood and educational software fields, including some of the companies listed in Hambrecht & Quist's Technology Index referenced in the Performance Graph on page 10. Salaries for all officers are reviewed by the Committee at least annually and, for officers other than the Chief Executive Officer, may be increased or decreased at that time based on recommendations made by the Chief Executive Officer and on the Committee's assessment of how the respective individual contributes to the Company, as well as increases in competitive pay levels reflected in local, regional and national salary survey information reviewed by the Committee. In determining how the officer contributes to the Company, the Committee considers current corporate performance, including timely development of quality software products, market reception to new products, sales growth, market position and brand identity for quality educational products. The Committee also considers the potential for future performance gains. The Committee has neither set targets related to these factors nor has it attributed any specific weight to them for purposes of determining base salaries.

Variable Compensation Keyed to Company Performance for officers is intended to reflect the Company's belief that management's contribution to short- and long-term Company performance comes, in part, from providing a form of "at-risk" cash incentive award based on the achievement of pre-established financial targets relative to the Company's budget. Accordingly, a Management Incentive Award Program is adopted each year by the Committee. That Program establishes several performance targets and a cash bonus pool based on a percentage of the aggregate base salaries for all of the Company's officers. The Committee believes that the Management Incentive Award Program provides an appropriate link between Company performance and compensation incentives paid to officers. Since the performance targets are based on budgeted financial performance, the Program also serves to measure the achievement of corporate goals, such as the Company's progress on its strategic plan, timely development and market reception of new products, sales growth and profitability.
The Committee has not attributed any specific weight to these factors.

Generally, awards are made under the Program only if the Company's performance targets are achieved. The specific amount of an individual award is dependent upon the officer's relative performance during the prior fiscal year. The Committee does not independently measure performance of officers, but relies on allocation recommendations from the Chief Executive Officer, including her assessment of the respective officer's


                              Proxy Statement - 9
individual contribution toward meeting the performance targets. For the past fiscal year, the performance targets were not met and no bonuses were paid under the Program. A bonus in the amount of $62,593 was paid to the Vice President -- Consumer Sales under a special incentive compensation arrangement dependent on actual sales in relation to pre-established quarterly sales goals.

Stock Options. Under the Company's Stock Option Plan, the Company has reserved for issuance a maximum of 1,950,000 shares of Common Stock. Committee members are not eligible to receive options under the Plan. Subject to the terms of the Plan, the Committee determines the terms and conditions of options granted under the Plan, including the exercise price. The exercise price of nonqualified stock options may not be less than the fair market value per share of common stock on the date of grant, as determined by the Committee. It has been the practice of the Committee to grant options with an exercise price equal to the closing bid price of the Company's Common Stock as reported on the Nasdaq National Market as of the date of grant. Therefore, stock options will only have value to recipients if value is created for Shareholders through increases in the Company's stock price. It has been the practice of the Committee to grant stock options which vest ratably over a four-year period from the date of grant. Option awards for officers other than the Chief Executive Officer are based on recommendations made by the Chief Executive Officer and on the Committee's assessment of how the respective individual contributes to the Company. The factors considered in this assessment are identical to those set forth in the base salary paragraph above. The Committee has not attributed any specific weight to these factors. The Committee also reviews prior option grants in determining current awards under the Plan. The Committee believes that stock options provide an incentive for officers and allow the Company to attract and retain management.

As of July 17, 1996, the Company had outstanding options to purchase an aggregate of 1,109,385 shares of Common Stock under the Plan at a weighted average exercise price of $12.80 per share, 493,153 of which were exercisable within 60 days of July 17, 1995. Options to purchase 163,097 shares under the Plan had been exercised as of July 17, 1996.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The increase in Mrs. Narodick's base salary for the 1996 fiscal year was due to her significant contributions during the prior year to the Company's progress on its strategic plan, including timely and continued development of quality software products, market reception to new products, sales growth, establishment of market position and brand identity for quality educational products, and improvement in corporate administration. The foregoing factors, which reflect both individual performance and the overall performance of the Company, are not specifically weighted, but are considered as a whole and applied to the Chief Executive Officer along with consideration of the competitive mean for direct competitors in the early childhood and educational software fields. Mrs. Narodick's total cash compensation for fiscal year 1996 decreased by 27% from fiscal year 1995 due to the fact that no management incentive compensation award was paid for fiscal year 1996.

The Committee believes the Company has an appropriate mix of short-term and long-term incentives to attract high quality executive officers and to reward them for continued, loyal service to the Company.

July 17, 1996                                            COMPENSATION COMMITTEE

                                                       W. Hunter Simpson (Chair)
                                                              Frances M. Conley
                                                               Harvey N. Gillis
                                                           Douglas J. Mackenzie


                              Proxy Statement - 10

                          STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return on the Company's Common Stock with the cumulative total return of the H & Q Technology Index and the Nasdaq Stock Market - U.S. Index during the last five years ended June 30, 1996
(1).

HAMBRECHT & QUIST INDEX PRODUCTS AND SERVICES:
1996 PROXY PERFORMANCE GRAPH DATA
ANNUAL DATA SERIES

                                    [CHART]

        SCALED PRICES:  Stock and index prices scaled to 100 at 6/30/91

                                                          Nasdaq Stock Market-
DATES           Edmark Corp.            H&O Technology            U.S.
- -----           ------------            --------------    --------------------
Jun-91              100                     100                  100
Jun-92             219.06                  113.63               120.13
Jun-93             561.93                  138.83               151.08
Jun-94             409.54                  140.86               152.52
Jun-95            1538.17                  235.88               203.59
Jun-96            1142.86                  279.83               261.37

(1) Assumes $100 invested on June 30, 1991, in the Company's Common Stock, the H & Q Technology Index and the Nasdaq Stock Market - U.S. Index, with all dividends reinvested. Stock price performance shown above for the Company's Common Stock is historical and not necessarily indicative of future price performance. Information before November 1991, when the Company's Common Stock was accepted for listing on Nasdaq, is based on quotations from the National Quotation Bureau's Pink Sheets as published in the Journal American, Bellevue, Washington.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

All nine nominees for election to the Board of Directors are members of the current Board of Directors.

The Board of Directors has unanimously approved the nominees who upon election will hold office for a term of one year and until their successors are duly elected and qualified. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote the shares represented by properly executed proxies for the nine nominees of the Board of Directors named on the following pages. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.


                              Proxy Statement - 11

The names of the Board's nominees for directors of the Company are as follows:

                        DIRECTOR          PRINCIPAL OCCUPATION AND BUSINESS
  NAME AND AGE            SINCE           EXPERIENCE FOR THE PAST FIVE YEARS
  ------------          --------      -----------------------------------------
Frances M. Conley         1992        Ms. Conley is a shareholder, director and
  Age 53                              principal of Roanoke Capital,  Ltd., the
                                      general partner of Roanoke Investors'
                                      Limited Partnership, a venture capital
                                      limited partnership. She has a master's
                                      degree in business administration from the
                                      Harvard Graduate School of Business
                                      Administration and a bachelor's degree in
                                      music from Emmanuel College. Ms. Conley
                                      serves as a director of Cutter & Buck,
                                      Inc., and Data I/O Corporation.

Allan Epstein             1992        Mr. Epstein is President and Chief
  Age 45                              Executive Officer of Orthopedic Systems,
                                      Inc., a developer and manufacturer of
                                      orthopedic soft goods, operating room
                                      equipment and diagnostic instruments. From
                                      1988 to 1991, he was President and Chief
                                      Executive Officer of Accolade, Inc., a
                                      developer and publisher of entertainment
                                      software for computers and video games. He
                                      has a bachelor's degree in industrial
                                      engineering from Cornell University.

Harvey N. Gillis          1990        Mr. Gillis is Senior Vice President of
  Age 50                              Finance and Administration and Chief
                                      Financial Officer for Advanced Technology
                                      Laboratories, Inc., a developer,
                                      manufacturer and distributor of diagnostic
                                      medical ultrasound systems. From 1991 to
                                      1992, he served as Senior Vice President
                                      of Finance and Administration and Chief
                                      Financial Officer for NeoPath, Inc., a
                                      medical technology company. Prior to 1991,
                                      he served as Chief Operating Manager for
                                      Samuel Stroum Enterprises, a private
                                      investment firm. He has a master's degree
                                      in business administration, and a master's
                                      degree in engineering from Stanford
                                      University and a bachelor's degree in
                                      engineering from Carnegie-Mellon
                                      University. Mr. Gillis serves as a
                                      director of Digital Systems International,
                                      Inc.

Dr. Allen D. Glenn        1990        Dr. Glenn has been Dean of the College of
  Age 54                              Education and Professor  of Curriculum
                                      and Instruction at the University of
                                      Washington since 1989. Prior to that, he
                                      served for 18 years on the faculty and
                                      administration of the University of
                                      Minnesota. He has a Ph.D and a master's
                                      degree in education from the University of
                                      Michigan, a master's degree in political
                                      science from Kansas State Teachers College
                                      and a bachelor's degree in political
                                      science and history from Ottawa
                                      University.

Douglas J. Mackenzie      1994        Mr. Mackenzie has been with Kleiner
  Age 36                              Perkins Caufield & Byers, a venture
                                      capital partnership, for over seven years,
                                      most recently as a general partner. He has
                                      a master's degree in business
                                      administration from the Harvard Graduate
                                      School of Business Administration and a
                                      bachelor's degree in economics and a
                                      master's degree in industrial engineering
                                      from Stanford University. Mr. Mackenzie
                                      serves as a director of Visio Corporation
                                      in addition to several private
                                      technology-based companies.


                              Proxy Statement - 12

Timothy Mott              1994        Mr. Mott is a general partner of Ironwood
  Age 47                              Capital, a venture capital partnership.
                                      Mr. Mott was Chairman of the Board of
                                      Directors of Macromedia, Inc., from 1992
                                      to 1995 and was Chief Executive Officer of
                                      Macromedia, Inc., (and its predecessor
                                      corporations, MacroMind and
                                      MacroMind/Paracomp) from 1990 to 1992. Mr.
                                      Mott was a co-founder of Electronic Arts,
                                      Inc., an entertainment software company,
                                      where he was employed from 1982 to 1990 in
                                      a variety of capacities, including Senior
                                      Vice President of Business Development and
                                      Managing Director of Electronic Arts (UK)
                                      Limited. He has a bachelor's degree in
                                      computer science from Manchester
                                      University. Mr. Mott serves as a director
                                      of Electronic Arts.

Sally G. Narodick         1989        Mrs. Narodick has been Chairman and Chief
  Age 51                              Executive Officer of the Company since
                                      November 1989 and a director since April
                                      1989. Immediately prior to joining the
                                      Company, she was co-founder of Narodick,
                                      Ross & Associates, a financial and
                                      marketing consulting company specializing
                                      in emerging businesses. Prior to 1987, she
                                      was a Senior Vice President with Seafirst
                                      Corporation, a commercial banking
                                      institution, serving as Corporate
                                      Controller and as District Manager in
                                      charge of business and personal banking.
                                      She has a master's degree in teaching from
                                      Columbia University, a master's degree in
                                      business administration from New York
                                      University and a bachelor's degree from
                                      Boston University. Mrs. Narodick serves as
                                      a director of Fluke Corporation, Penwest
                                      Corporation and Washington Energy
                                      Corporation.

W. Hunter Simpson         1989        Mr. Simpson is the former President and
  Age 69                              Chief Executive Officer of Physio Control
                                      Corporation, where he was employed from
                                      1966 to 1986. He has a bachelor's degree
                                      in business administration from the
                                      University of Washington. Mr. Simpson
                                      serves as a director of Data I/O
                                      Corporation, the Washington Research
                                      Foundation and KCTS public television. He
                                      has also served on the Board of Regents of
                                      the University of Washington.

Richard S. Thorp          1988        Mr. Thorp has been Chairman and Chief
  Age 62                              Executive Officer of Shannon, Ltd., a
                                      Washington-based distributor of electronic
                                      components, since 1972, and President of
                                      Supertronix, Inc., an electronics parts
                                      retailer, since 1985. Mr. Thorp has been
                                      involved in various capacities with Edmark
                                      since its inception more than twenty-five
                                      years ago.


INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

Directors hold office until the next Annual Meeting of Shareholders of the Company or until their successors have been elected and qualified.

The Board of Directors of the Company held a total of eight meetings during the fiscal year ended June 30, 1996. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee met two times, the Compensation Committee met six times and the Nominating Committee met one time during the fiscal year ended June 30, 1996. During the last fiscal year, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees to which he or she was assigned.


                              Proxy Statement - 13

The Audit Committee generally selects the Company's independent auditors, subject to ratification by Shareholders, and considers related scope and fee arrangements. Current members of the Audit Committee are Harvey N. Gillis (Chair), Allan Epstein, Dr. Allen D. Glenn and Richard S. Thorp. The Compensation Committee generally recommends the framework for establishing officer compensation and reviews and recommends officer salary levels and variable compensation awards. That committee also administers the Company's Stock Option Plan. Current members of the Compensation Committee are W. Hunter Simpson (Chair), Frances M. Conley, Harvey N. Gillis and Douglas J. Mackenzie. The Nominating Committee is primarily responsible for recommending candidates for the Board of Directors to be elected by Shareholders of the Company. Current members of the Nominating Committee are Harvey N. Gillis (Chair), Allan Epstein, Sally G. Narodick, W. Hunter Simpson and Timothy Mott. The Nominating Committee will consider nominees recommended by the Shareholders. Suggestions may be submitted to the Secretary of the Company.

COMPENSATION OF DIRECTORS

Beginning in the 1996 fiscal year, non-employee directors are paid a fee of $500 for each Board meeting attended and for each Committee meeting attended when those meetings are held on days different from Board meetings. Employee directors are not paid any fees for those services. All directors are entitled to reimbursement for expenses incurred in traveling to and from Board and Committee meetings. In addition, each non-employee director also participates in the 1995 Non-Employee Directors' Stock Option Plan. Upon reelection to the Board of Directors, each non-employee director receives an option to purchase 2,000 shares of the Company's Common Stock on the third day following the day of each Annual Meeting of Shareholders. The option is granted at the then current fair market value of the Company's Common Stock, has a ten-year term and is vested upon grant. In fiscal year 1996, options to purchase 2,000 shares of the Company's Common Stock were granted to each of the Company's eight non-employee directors at an exercise price of $44.00 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

             PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP ("KPMG") as auditors of the Company for the fiscal year ending June 30, 1997. KPMG has audited the accounts of the Company since 1987. Representatives of KPMG are expected to attend the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from Shareholders. In the event Shareholders do not ratify the appointment of KPMG, the selection of auditors will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG AS AUDITORS FOR THE COMPANY.

                              Proxy Statement - 14

                                  OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the Shareholders should come before the Annual Meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

Copies of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1996, are being mailed to Shareholders together with this Proxy Statement, the Proxy and the Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Secretary of the Company, 6727 - 185th Avenue N.E., Redmond, Washington 98052.


                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Proposals for Shareholder action, which eligible Shareholders wish to have included in the Company's Proxy Statement mailed to Shareholders in connection with the Company's 1997 Annual Meeting, must be received by the Company at its offices on or before May 7, 1997.

By Order of the Board of Directors,


/s/ Paul N. Bialek

Paul N. Bialek

Secretary
Redmond, Washington
September 11, 1996


                              Proxy Statement - 15

                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


[LOGO]
EDMARK
P.O. Box 97021              The undersigned hereby appoints S. Narodick and P.
Redmond, WA 98073-9721      Bialek, or either of them, as Proxies, each with the
                            power to appoint her or his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Edmark Corporation held of record by the undersigned on August 30, 1996, at the Annual Meeting of
                            Shareholders to be held on October 23, 1996, or any adjournment thereof.

1. ELECTION OF DIRECTORS.   / / FOR all nominees listed below (except as
                                marked to the contrary below).

                            / / WITHHOLD AUTHORITY to vote for all nominees
                                listed below.

                            (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)
                            F. Conley, A. Epstein, H. Gillis, A. Glenn, D. Mackenzie, T. Mott, S. Narodick, W. Simpson, R. Thorp

2. INDEPENDENT AUDITORS.    Ratify appointment of auditors.
                            / / FOR          / / AGAINST          / / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                     (Continued and to be signed on other side.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 2 AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign name as appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Please mark, sign, date and return the Proxy card
      promptly, using the enclosed envelope.
_________________________________________________   ____________________________
                                                    Signature



                                                    ____________________________
                                                    Signature, if held jointly



                                                    Dated: ______________ , 1996